UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Pall Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication was first provided to employees of Pall Corporation on May 13, 2014:

PALL EMPLOYEE LETTER

Dear Colleagues,

By now, you’ve probably seen the news that we have agreed to be acquired by Danaher, a global science and technology innovator with a family of world class brands across life sciences, health care, environmental and industrial markets.  This decision was reached after serious and careful consideration and has the full support of our Board of Directors.

This is an exciting new chapter for Pall Corporation, and one that we believe will yield important benefits for all our stakeholders.  As a result of the combination, Pall will be in an even stronger position to serve our customers and provide continued growth opportunities for employees going forward.

First and foremost, we will continue executing against our BU strategies.  Danaher’s interest in Pall is due to our strong brand and position as the technology leader within filtration and separation sciences, with our attractive growth profile and consumables business model.  Pall’s position across attractive and critical life sciences and industrial applications is a complementary fit with Danaher’s science and technology growth focus.  We need to continue to outperform.

Second, with this transaction, we will be able to leverage Danaher’s proven management business system and strong financial position to accelerate our ability to seize on new and exciting growth opportunities, continue to deliver product innovation, and further improve our operational excellence in service to our customers.

You may have also read Danaher’s intention to split itself into two publicly traded companies.  The first will retain the Danaher name and continue as a “science and technology growth” company.  The second yet to be named company will be an industrial company.  Pall in its entirety will become a part of the new Danaher science and technology company, which will generate $16.5 billion in combined revenues.  Pall will remain as a stand-alone brand and become the filtration growth platform under Danaher, to invest and build upon both organically and inorganically.

As Pall employees, you have been instrumental in our success and your industry-leading knowledge and capabilities are all valuable to Danaher. This transaction will provide Pall employees with the opportunity to contribute their expertise to a combined company that strongly values your intellect and operational knowledge, as well as to become part of a world-class company that values innovation, efficiency and serving the customer.

For now, it continues to be business as usual at Pall and you should go about your roles and responsibilities as you normally would. The transaction is subject to regulatory approval and approval from our shareholders, and we expect the transaction to close by the end of calendar 2015.

I understand that this news likely raises many questions in your mind.  We will do our best to answer what we can now.  And for those for which we do not have the immediate answers, I promise we will address those as soon as we are able and over the course of the next several months we will provide you with important updates as they occur.

Finally, I want to thank you for your phenomenal work and dedication.  I am honored to lead such a talented team and proud of how we have grown Pall into the global leader we are today.

Thank you,

Larry

Forward-Looking Statements
This communication may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Danaher; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement; the inability to complete the transaction due to the failure to obtain the required shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on the Company’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in the Company’s Annual Report on Form 10-K for the year ended July 31,2014 filed with the Securities and Exchange Commission (the “SEC”). Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The statements made herein are made as of the date of this disclosure and the Company undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It
In connection with the proposed transaction, the Company will file a proxy statement with the SEC. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION.  Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s web site at www.sec.gov.  Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from the Company’s website, www.pall.com, under the heading “Investor Relations” or by contacting the Company’s Investor Relations at 516-801-9871 or pall_ir@pall.com.

Participants in Solicitation
The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC on October 31, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available).  These documents can be obtained free of charge from the sources indicated above.